Exhibit 10.1

         [DATE]

         Dear ______________:

         I am very pleased to announce that the Board of Directors of Universal Technical Institute, Inc. ("Company") has granted you ____ shares of restricted stock under the Universal Technical Institute, Inc. 2003 Stock Incentive Plan ("Plan") as of ________________, 2006 ("Grant Date"). This letter serves as the Restricted Stock Agreement ("Agreement") between the Company and you ("Grantee").

                                    RECITALS

         A. The Company has adopted the Plan to provide incentives to attract and retain those individuals whose services are considered valuable by providing them an opportunity to own stock in the Company.

         B. The Company believes that entering into this Agreement with you is consistent with those purposes. Any capitalized term not defined in this Agreement is defined in the Plan.

         NOW, THEREFORE, the Company and you agree as follows:

                                    AGREEMENT

         1.       GRANT OF RESTRICTED SHARES. Subject to the terms of this
                  --------------------------
Agreement and the Plan, the Company grants to you _______ shares ("Restricted Shares") of the Company's common stock ("Stock"). The delivery of any document evidencing the Restricted Shares is subject to the provisions of Section 10.4 of the Plan.

         2.       YOUR RIGHTS AS A GRANT RECIPIENT. Subject to the provisions of
                  --------------------------------
this Agreement and the Plan, as of the Grant Date, you shall be a shareholder with respect to all of such Restricted Shares and shall have all of the rights of a shareholder in the Company with respect to the Restricted Shares (e.g., you may vote the Restricted Shares at any meeting of the stockholders of the Company). The Restricted Shares and your rights and obligations relating to those shares shall at all times be subject to the provisions of the Plan as in effect from time to time. The Plan is a part of this Agreement.

         3.       RESTRICTIONS ON RESTRICTED SHARES.
                  ---------------------------------

                  A.       Limitations on Transfer. You agree to not sell,
                           -----------------------
transfer, pledge, exchange, hypothecate, grant any security interest in, or otherwise dispose of, any Restricted Shares (or your interest in such shares) before the date on which the restrictions lapse under Section 4.A. (below), or enter into any agreement or make any commitment to do so. Any attempted sale, transfer, pledge, exchange, hypothecation or disposition of the Restricted Shares (or your interest in such shares) in violation of this Agreement will not be recognized by the Company or its transfer agent.

                  B.       Permitted Transfers. Notwithstanding Section 3.A.
                           -------------------
(above), you may assign or transfer some or all of the Restricted Shares pursuant to Section 13.5 of the Plan, provided the assignee or transferee shall remain subject to the same restrictions and limitations to which you are subject under this Agreement and the Plan.

         4.       LAPSE OF RESTRICTIONS.
                  ---------------------

                  A.       Schedule. Subject to the other conditions in this
                           --------
Agreement, the restrictions on the Restricted Shares set forth in Section 3 (above) will lapse under the following schedule:

    Percentage of Shares with               Date on Which
      Lapsing Restrictions                Restrictions Lapse
    -------------------------   --------------------------------------
            First 25%           One year anniversary from Grant Date
           Second 25%           Two year anniversary from Grant Date
            Third 25%           Three year anniversary from Grant Date
            Last 25%            Four year anniversary from Grant Date

                  Notwithstanding the above schedule, all restrictions on the Restricted Shares shall lapse upon (i) your death, (ii) your Disability, or
(iii) if, within one year following a Change of Control, your employment with, or service to, the Company is terminated without Cause or you terminate your employment or service for Good Reason. If your employment with, or service to, the Company is terminated for any other reason, all shares of Restricted Shares that are at that time subject to the restrictions under Section 3 (above) and this Section 4 shall be forfeited as provided in Section 10.3 of the Plan. "Cause" shall have the definition set forth in the Plan and shall additionally include your willful and/or gross misconduct that results in significant harm to the Company or its operations, properties, reputation, goodwill or business relationships as determined by the Company in its sole reasonable discretion.

                  B.       Condition That Must be Satisfied Before Restrictions
                           ----------------------------------------------------
Lapse. The restrictions on each percentage of the Restricted Shares (set forth
-----
in the above schedule) will not lapse unless you remain employed by, or in the service of, the Company (or a Subsidiary) as of the date the restrictions lapse in accordance with the above schedule.

         5.       ACKNOWLEDGEMENTS  AND  REPRESENTATION.  In connection with you
                  -------------------------------------
receiving the Restricted Shares, you hereby acknowledge the following:

                  A.       Further Limitations on Disposition. You understand
                           ----------------------------------
and acknowledge that you may not make any sale, assignment, transfer or other disposition (including transfer by gift or operation of law) of all or any portion of the Restricted Shares except in accordance with this Agreement. Further, you agree to make no sale, assignment, transfer or other disposition of all or any portion of the Restricted Shares unless there is then in effect a registration statement under the Securities Act of 1933, as amended, covering such proposed disposition and such disposition is made in accordance with such registration statement, or you have obtained an opinion of your counsel that such disposition does not require registration under the Securities Act. The Company may request a copy of any such opinion and, upon such request, you shall promptly provide such copy to the Company.

                  B.       Section 83(b) Election. You understand that Section
                           ----------------------
83 of the Internal Revenue Code of 1986, as amended ("Code"), taxes as ordinary income the difference between the amount paid for the Restricted Shares and the Fair Market Value of the Restricted Shares as of the date any restrictions on the Restricted Shares lapse. In this context, "restriction" means the restrictions under Section 3 (above). You may elect to be taxed at the time the Restricted Shares are granted rather than when and as the Restricted Shares become unrestricted by filing an election under Section 83(b) of the Code with the Internal Revenue Service within thirty (30) days from the Grant Date. If you fail to make this filing timely you will recognize ordinary income equal to the Fair Market Value of the Restricted Shares at the time such restrictions lapse under Section 3 (above).

                  YOU ACKNOWLEDGE THAT IT IS YOUR SOLE RESPONSIBILITY, AND NOT THE COMPANY'S, TO FILE TIMELY THE ELECTION UNDER SECTION 83(b) OF THE CODE, EVEN IF YOU REQUEST THE COMPANY OR ITS REPRESENTATIVES TO MAKE THIS FILING ON YOUR BEHALF.

                  YOU ARE URGED TO SEEK INDEPENDENT ADVICE WITH RESPECT TO THE CONSEQUENCES UNDER FEDERAL AND STATE SECURITIES AND INCOME TAX LAWS AND THE DUTIES IMPOSED UPON YOU RELATED TO THE AWARD OF RESTRICTED SHARES AND DISPOSITION OF THE RESTRICTED SHARES.

                  If you file an election under Section 83(b) of the Code, you agree to give the Company notice of such election at the time you file such election.

         6.       FEDERAL AND STATE TAXES. You may incur certain liabilities for
                  -----------------------
federal, state or local taxes in connection with the grant of the Restricted Shares hereunder, and the Company may be required by law to withhold such taxes. You agree that, at the option of the Company, the Company may withhold all applicable taxes at the time of vesting of the Restricted Stock by reducing the number of shares issued to you by that number of shares which is necessary to satisfy the tax obligation arising from the vesting of the shares. If the number of shares issuable to you following satisfaction of the tax obligation (as described in the foregoing sentence) includes any fractional shares, you agree that the Company may issue to you a cash payment in lieu of such fractional share.

         7.       ADJUSTMENT OF SHARES. The number of Restricted Shares issued
                  --------------------
to you pursuant to this Agreement shall be adjusted by the Committee pursuant to
Article 14 of the Plan, in its discretion, in the event of a change in the Company's capital structure.

         8.       AMENDMENT OF AGREEMENT. This Agreement may only be amended
                  ----------------------
with the written approval of you and the Company.

         9.       GOVERNING LAW. This Agreement shall be governed in all
                  -------------
respects, whether as to validity, construction, capacity, performance or otherwise, by the laws of the State of Delaware, without regard to conflicts-of-laws principles that would require the application of any other law.

         10.      SEVERABILITY. If any provision of this Agreement, or the
                  ------------
application of any such provision to any person or circumstance, is held to be unenforceable or invalid by any court of competent jurisdiction or under any applicable law, the parties hereto shall negotiate an equitable adjustment to the provisions of this Agreement with the view to effecting, to the greatest extent possible, the original purpose and intent of this Agreement, and in any event, the validity and enforceability of the remaining provisions of this Agreement shall not be affected thereby.

         11.      ENTIRE AGREEMENT. This Agreement constitutes the entire,
                  ----------------
final, and complete agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, promises, understandings, negotiations, representations, and commitments, both written and oral, between the parties hereto with respect to the subject matter hereof. Neither party hereto shall be bound by or liable for any statement, representation, promise, inducement, commitment or understanding of any kind whatsoever not expressly set forth in this Agreement.

                            [SIGNATURES ON NEXT PAGE]

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

         IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized representative and you have signed this Agreement, in each case as of the day and year first written above. By your signature below, you accept and agree to abide by the terms of this Agreement and you further agree to be bound by and to comply with all terms and conditions of the Plan. By your signature below, you acknowledge that you have received a copy of the Plan, and understand that you may receive a copy of the Plan as amended and in effect at any time by requesting a copy from the Company's Secretary. Please acknowledge that you received this agreement by signing a copy and returning it to the Company's People Services Department via the pre-addressed, postage paid envelope provided to you by ________________, 20_____.


UNIVERSAL TECHNICAL INSTITUTE, INC.


By: /s/ Kim McWaters
    -----------------------------------
    Kim McWaters, President and CEO

                                                     GRANTEE:


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